                                                                    EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                              ZYDECO ENERGY, INC.

             DVN Acquisition Corporation, a Texas corporation; and

                                  DATAVON INC.



                                  DATED AS OF



                                  MAY 23, 2000
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                                                        TABLE OF CONTENTS
                                                                                                                        Page
                                                                                                                        ----
RECITALS                         .....................................................................................    1
ARTICLE 1                    DEFINITIONS..............................................................................    1
ARTICLE 2                    THE MERGER...............................................................................    7
     Section 2.01                Basic Transaction....................................................................    7
     Section 2.02                Effective Time; Closing..............................................................    7
     Section 2.03                Effect of the Merger.................................................................    7
     Section 2.04                Articles of Incorporation; Bylaws....................................................    7
     Section 2.05                Directors and Officers...............................................................    7
     Section 2.06                Conversion of Securities.............................................................    8
     Section 2.07                Exchange of Certificates.............................................................    8
     Section 2.08                Stock Transfer Books.................................................................   10
     Section 2.09                Stock Options........................................................................   10
ARTICLE 3                    REPRESENTATIONS AND WARRANTIES OF DATAVON................................................   10
     Section 3.01                Organization, Qualification and Corporate Power......................................   10
     Section 3.02                Noncontravention.....................................................................   11
     Section 3.03                Capitalization.......................................................................   11
     Section 3.04                Brokers' Fees........................................................................   11
     Section 3.05                Title to Assets......................................................................   11
     Section 3.06                Subsidiaries.........................................................................   11
     Section 3.07                Financial Statements.................................................................   12
     Section 3.08                Undisclosed Liabilities..............................................................   12
     Section 3.09                Legal Compliance.....................................................................   13
     Section 3.10                Real Property........................................................................   13
     Section 3.11                Tangible Assets......................................................................   13
     Section 3.12                Powers of Attorney...................................................................   13
     Section 3.13                Insurance............................................................................   13
     Section 3.14                Litigation...........................................................................   13
     Section 3.15                Employees............................................................................   14
     Section 3.16                Guaranties...........................................................................   14
     Section 3.17                Certain Business Practices...........................................................   14
     Section 3.18                Parachute Payments...................................................................   14
     Section 3.19                Disclosure...........................................................................   14
ARTICLE 4                    REPRESENTATIONS AND WARRANTIES CONCERNING ZYDECO AND ITS SUBSIDIARIES....................   14
     Section 4.01                Organization, Qualification, and Corporate Power.....................................   14
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                                       i
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
     Section 4.02                Capitalization.......................................................................   15
     Section 4.03                Noncontravention.....................................................................   15
     Section 4.04                Brokers' Fees........................................................................   15
     Section 4.05                Title to Assets......................................................................   16
     Section 4.06                Subsidiaries.........................................................................   16
     Section 4.07                SEC Filings; Financial Statements....................................................   16
     Section 4.08                Absence of Certain Changes or Events.................................................   17
     Section 4.09                Undisclosed Liabilities..............................................................   18
     Section 4.10                Legal Compliance.....................................................................   18
     Section 4.11                Tax Matters..........................................................................   19
     Section 4.12                Real Property Other Than Oil and Gas Interests.   20
     Section 4.13                Title to Oil and Gas Interests.......................................................   20
     Section 4.14                Oil and Gas Interests of Zydeco and its Subsidiaries   21
     Section 4.15                Wells................................................................................   21
     Section 4.16                Refund...............................................................................   21
     Section 4.17                Operation of Assets..................................................................   21
     Section 4.18                Intellectual Property................................................................   21
     Section 4.19                Tangible Assets......................................................................   22
     Section 4.20                Contracts............................................................................   22
     Section 4.21                Notes and Accounts Receivable........................................................   23
     Section 4.22                Powers of Attorney...................................................................   23
     Section 4.23                Insurance............................................................................   23
     Section 4.24                Litigation...........................................................................   23
     Section 4.25                Employees............................................................................   24
     Section 4.26                Employee Benefits....................................................................   24
     Section 4.27                Guaranties...........................................................................   24
     Section 4.28                Environment, Health, and Safety......................................................   24
     Section 4.29                Certain Business Relationships With Zydeco...........................................   25
     Section 4.30                Change of Control....................................................................   25
     Section 4.31                Certain Business Practices...........................................................   25
     Section 4.32                Parachute Payments...................................................................   26
     Section 4.33                Information Statement................................................................   26
     Section 4.34                Disclosure...........................................................................   26
ARTICLE 5                    PRE-CLOSING COVENANTS....................................................................   26
     Section 5.01                General..............................................................................   26
     Section 5.02                Notices and Consents.................................................................   26
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                                      ii
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
     Section 5.03                Operation of Business................................................................   26
     Section 5.04                Preservation of Business.............................................................   26
     Section 5.05                Full Access..........................................................................   26
     Section 5.06                Notice of Developments...............................................................   27
     Section 5.07                Exclusivity..........................................................................   27
     Section 5.08                Filing of Current Report on Form 8-K.................................................   29
     Section 5.09                Composition of Zydeco and Surviving Corporation Board and Officers at Effective Time.   29
     Section 5.10                Information Statement................................................................   29
     Section 5.11                Section 16(b) Board Approval.........................................................   29
     Section 5.12                Confidentiality......................................................................   29
     Section 5.13                Restructuring of Exploration.........................................................   30
     Section 5.14                Filing of Certificate of Designations................................................   30
ARTICLE 6                    POST-CLOSING COVENANTS...................................................................   30
     Section 6.01                General..............................................................................   30
     Section 6.02                Transition...........................................................................   30
     Section 6.03                Tax Payment..........................................................................   30
     Section 6.04                Restrictions on Certain Intercompany Transactions....................................   30
ARTICLE 7                    CONDITIONS TO OBLIGATION TO CLOSE........................................................   31
     Section 7.01                Conditions to Obligation of DataVon..................................................   31
     Section 7.02                Conditions to Obligation of Zydeco...................................................   32
ARTICLE 8                    TERMINATION..............................................................................   33
     Section 8.01                Termination of Agreement.............................................................   33
     Section 8.02                Effect of Termination................................................................   33
ARTICLE 9                    MISCELLANEOUS............................................................................   33
     Section 9.01                Press Releases and Public Announcements..............................................   33
     Section 9.02                No Third Party Beneficiaries.........................................................   34
     Section 9.03                Entire Agreement.....................................................................   34
     Section 9.04                Succession and Assignment............................................................   34
     Section 9.05                Counterparts.........................................................................   34
     Section 9.06                Headings.............................................................................   34
     Section 9.07                Notices..............................................................................   34
     Section 9.08                Governing Law........................................................................   35
     Section 9.09                Amendments and Waivers...............................................................   35
     Section 9.10                Severability.........................................................................   35
     Section 9.11                Expenses.............................................................................   35
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
     Section 9.12                Construction.........................................................................   35
     Section 9.13                Incorporation of Exhibits and Schedules..............................................   35
     Section 9.14                Specific Performance.................................................................   35
     Section 9.15                Submission to Jurisdiction...........................................................   35
     Section 9.16                Survival.............................................................................   36

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                                      iv

DataVon Disclosure Schedule
Zydeco Disclosure Schedule

Exhibit A  Form of Articles of Merger
Exhibit B Form of Tax Opinion of Zydeco's Counsel or Tax Accountants Exhibit C Form of Opinion of Zydeco's Counsel
Exhibit D  Form of Certificate of Designations
Exhibit E  Directors and Officers of Zydeco as of the Effective Time

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER ("Agreement") entered into as of May 23, 2000, by and among Zydeco Energy, Inc., a Delaware corporation ("Zydeco"), DataVoN Inc., a Texas corporation ("DataVon"), and DVN Acquisition Corporation, a Texas corporation and a wholly owned subsidiary of Zydeco ("Zydeco Sub"). Zydeco, DataVon and Zydeco Sub are referred to collectively herein as the "Parties."

                                    RECITALS

     A. Zydeco Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable sections of the Texas Business Corporation Act ("Texas Law"), will merge with and into DataVon (the "Merger").

     B. The Board of Directors of DataVon has determined that the Merger is in the best interests of DataVon, has approved and adopted this Agreement and the transactions contemplated hereby, and recommended adoption of this Agreement by the stockholders of DataVon.

     C. The Board of Directors of Zydeco and Zydeco Sub have approved and adopted this Agreement and the transactions contemplated hereby, and the Board of Directors of Zydeco Sub has recommended adoption of this Agreement to the sole stockholder of Zydeco Sub.

     D. For federal Income Tax purposes, it is intended that the Merger will qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code (as defined below).

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                   ARTICLE 1

                                  DEFINITIONS

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local, or foreign law.

     "Agreement" has the meaning set forth in the preface above.

     "Articles of Merger" has the meaning set forth in Section 2.02.

     "Business Day" means a day of the year in which banks are not required or authorized to be closed in the City of Houston.

     "CERCLA" means the United States Comprehensive Environmental Response, Compensation, and Liability Act.

     "Certificates" has the meaning set forth in Section 2.07.

     "Cleanup" means any investigative, monitoring, cleanup, removal, containment or other remedial or response action required by any Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action" include the types of activities covered by CERCLA.

     "Closing" has the meaning set forth in Section 2.02.

     "Closing Date" has the meaning set forth in Section 2.02.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of DataVon that is not already generally available to the public.

     "Contravene" - an act or omission would "Contravene" something if, as the context requires:

          (i) the act or omission would conflict with it, violate it, result in a breach or violation of or failure to comply with it, or constitute a default under it;

          (ii) the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate, or modify it, to exercise any remedy or obtain any relief under it, or to declare a default or accelerate the maturity of any obligation under it; or

          (iii) the act or omission would result in the creation of an Encumbrance on the stock or assets of the subject company.

     "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

     "DataVon" has the meaning set forth in the preface above.

     "DataVon Audited Statements" shall mean DataVon's audited financial statements as of and for the period ended December 31, 1999.

     "DataVon Disclosure Schedule" has the meaning set forth in Article 3.

     "DataVon Shares" means the common stock, no par value, of DataVon.

     "DataVon Stockholder" means Mr. Hugh Simpson.

     "Deferred Intercompany Transaction" has the meaning set forth in Regulation
Section 1.1502-13.

     "Delaware Law" means Delaware General Corporation Law.

     "Effective Time" has the meaning set forth in Section 2.02.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan, cafeteria plan as defined in Section 125 of the Code, or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Encumbrance" means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, lien, option, pledge, security interest, preference, priority, right of first refusal, or similar restriction.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable water and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other similar medium or natural resource.

     "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, Liability, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

          (i) any environmental, health, or safety matter or condition (including on-site or off-site contamination, occupational safety and health, and regulation of any chemical substance or product);

          (ii) any fine, penalty, judgment, award, settlement, proceeding, damages, loss, claim, demand and response, investigative, monitoring, remedial, or inspection cost or expense arising under Environmental Law or Occupational Safety and Health Law;

          (iii) financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damage; or

          (iv) any other compliance, corrective, or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

     "Environmental Law" means CERCLA and any other Legal Requirement that requires or relates to:

          (i) advising appropriate Governmental Bodies, employees, or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (ii) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

          (iii) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

          (iv) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (v)     protecting resources, species, or ecological amenities;

          (vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (vii) Cleanup of pollutants that have been Released, preventing the threat of Release, or paying the costs of such Cleanup or prevention; or

          (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exploration" means Zydeco Exploration, Inc., a wholly-owned direct Subsidiary of Zydeco.

     "Facility" means any Real Property or tangible personal property interest owned or operated by Zydeco or its Subsidiaries. For purposes of Section 4.28 and the definition of "Hazardous Activity," the term also includes any Real Property or tangible personal property interest formerly owned or operated by Zydeco or its Subsidiaries or any predecessor Person.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Good Title" means good and defensible title which is (i) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction and is sufficient against competing claims of bona fide purchasers for value without notice and (ii) free and clear of all liens, security interest, claims, infringements, and other burdens of encumbrances, other than such liens, security interests, claims, infringements, and other burdens of encumbrances that a reasonably prudent purchaser of oil and gas properties would accept in light of the value of the property affected, the improbability of assertion of the defect or irregularity or the degree of difficulty or the cost of performing curative work.

     "Governmental Body" means any:

          (i) nation, region, state, county, city, town, village, district, or other jurisdiction;

          (ii) federal, state, local, municipal, foreign or other government;

          (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, or other entity and any court or other tribunal);

          (iv)   multinational organization ;

          (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power of any nature; and

          (vi)   official of any of the foregoing.

     "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any of the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to individuals or property on or off the Facilities, or that may affect the value of any of the Facilities or Zydeco and its Subsidiaries.

     "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "Income Taxes" means all income and profits Taxes, capital taxes, franchise taxes and similar Taxes based on income, profits or capital (including any Taxes in lieu of such income or profits Taxes) imposed by any Federal, state, local or foreign governmental agency, whether in the form of assessments in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to (a) such Taxes or (b) the late filing or nonfiling of returns relating to such Taxes.

     "Information Statement" has the meaning set forth in Section 4.33.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Legal Requirement" means any constitution, law, statute, treaty, rule, regulation, ordinance, binding case law or principle of common law, notice, approval or Order of any Governmental Body, and any Contract with any Governmental Body relating to compliance with any of the foregoing.

     "Merger" has the meaning set forth in the Recitals above.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Oil and Gas Interests" means the properties referenced under Section 4.13 of the Zydeco Disclosure Schedule hereof, which constitute as to Zydeco and its Subsidiaries all interests in and rights in respect of oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working interests, royalties, overriding royalties, production payments, net profits interests, other nonworking interests and nonoperating interests, contract rights, debt instruments, and equity interests in joint ventures, partnerships, corporations and other entities, including but not limited to common and preferred stock, debentures, bonds and other securities of every kind and nature and unrelated assets coincidentally acquired in connection with the acquisition of the foregoing assets; all interests in and rights in respect of oil, gas and other minerals and hydrocarbons or revenues therefrom and all contracts in connection therewith and claims and rights thereto (including but not limited to all oil and gas leases and interests thereunder, surface interests, fee interests, reversionary interests, royalties, overriding royalties, reservations, and concessions), all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing, and all interests in equipment and machinery (including but not limited to well equipment and machinery), oil and gas transmission or storage facilities (including but not limited to tanks, tank batteries, pipelines and gathering systems), camps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to or necessary for the operation of any of the foregoing.

     "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "OTC" means the OTC Bulletin Board.

     "Outstanding DataVon Shares" means all DataVon Common Stock issued and outstanding immediately prior to the Effective Time.

     "Parties" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Real Property" means all real property of Zydeco and its Subsidiaries, including all parcels and tracts of land in which Zydeco or its Subsidiaries has a fee simple estate or a leasehold estate, and all improvements, easements and appurtenances thereto.

     "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.

     "SEC" means the Securities and Exchange Commission.

     "Secretary" has the meaning set forth in Section 2.02.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, and (c) purchase money liens and liens securing rental payments under capital lease arrangements.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in Section 2.01.

     "Taxes" shall mean all excise, real and personal property, sales, use, customs duties, payroll, withholding, capital or franchise (based on capital and/or activity), estimated and other taxes, including Income Taxes, imposed by a federal, state, local or foreign governmental agency, whether in the form of assessments which are in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to such amounts.

     "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any Party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "Texas Law" has the meaning set forth in the Recitals above.

     "Threatened" - an action or matter would be considered to have been "Threatened" if a demand or statement has been made (whether orally or in writing) or a notice has been given (whether orally or in writing), or any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such action or matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

     "Zydeco" has the meaning set forth in the preface above.

     "Zydeco Common Stock" means the common stock, par value $.001 per share, of Zydeco.

     "Zydeco Disclosure Schedule" has the meaning set forth in Article 4.

     "Zydeco Preferred Stock" means the voting, Series A convertible senior preferred stock, par value $.001 per share, of Zydeco as described in the form of Certificate of Designation attached as Exhibit D, convertible into 7,190,000 shares of Zydeco Common Stock.

     "Zydeco Sub" has the meaning set forth in the preface above.

                                   ARTICLE 2

                                  THE MERGER

      Section 2.01 Basic Transaction. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Texas Law, at the Effective Time, Zydeco Sub shall be merged with and into DataVon. As a result of the Merger, the outstanding shares of capital stock of Zydeco Sub and DataVon shall be converted or canceled in the manner provided in Section 2.06 of this Agreement, the separate corporate existence of Zydeco Sub shall cease, and DataVon will be the surviving corporation in the Merger (the "Surviving Corporation").

     Section 2.02 Effective Time; Closing. As promptly as practicable after Closing (defined below), and in no event later than the first Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article 7 (or such other date as may be agreed in writing by each of the Parties), the Parties shall cause the Merger to be consummated by filing a certificate of merger, substantially in the form of Exhibit A attached hereto (collectively, the "Articles of Merger"), with the Secretary of State of the State of Texas (the "Secretary") in such form as is required by, and executed in accordance with the relevant provisions of, Texas Law. The term "Effective Time" means the date and time of the filing of the Articles of Merger with the Secretary (or such later time as may be agreed in writing by each of the Parties and specified in the Articles of Merger). Immediately prior to the filing of the Articles of Merger, a closing (the "Closing") will be held at the Houston, Texas offices of Baker & McKenzie at 9:00 a.m., local time, on the first Business Day after the date on which the last of the conditions to Closing set forth in
Article 7 hereof (other than conditions to be satisfied at the Closing) are fulfilled or waived by the appropriate Party, as the case may be (or such other time, date or place as the Parties may agree) (the "Closing Date").

     Section 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Texas Law.

     Section 2.04  Articles of Incorporation; Bylaws.

         (a) At the Effective Time, the articles of incorporation of DataVon, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided therein or by applicable law.

         (b) At the Effective Time, the bylaws of DataVon, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     Section 2.05 Directors and Officers. The director of DataVon immediately prior to the Effective Time shall be the initial director of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until a successor is elected or appointed and has qualified or until the earliest of such director's death, resignation, removal or disqualification, and the officers of DataVon immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or as otherwise provided in the bylaws of the Surviving Corporation.

      Section 2.06 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Zydeco Sub or DataVon:

          (a) Each share of common stock, no par value, of DataVon (the "DataVon Common Stock") issued and outstanding immediately prior to the Effective Time (except for such DataVon Common Stock held by the DataVon Stockholder), shall be converted into the right to receive a number of fully paid, non assessable shares of Zydeco Common Stock equal to 39.81385 (the "Exchange Ratio").

          (b) Shares of DataVon Common Stock held by DataVon Stockholder issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive (i) a number of fully paid, non assessable shares of Zydeco Common Stock equal to 31,548,877, and (ii) a number of fully paid, non assessable shares of Zydeco Preferred Stock equal to 7,190, based on the number of shares of DataVon Common Stock held by the DataVon Stockholder as of the date of this Agreement (the Zydeco Common Stock and Zydeco Preferred Stock to be issued to holders of DataVon Common Stock pursuant to Section 2.06(a) and 2.06(b), collectively, the "Merger Consideration"). If between the date of this Agreement and the Effective Time, any shares of DataVon Common Stock held by the DataVon Stockholder shall be transferred to another party and/or any shares of DataVon Common Stock are transferred to the DataVon Stockholder, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such transfer of shares.

          (c) In any event, if between the date of this Agreement and the Effective Time, the outstanding shares of Zydeco Common Stock, Zydeco Preferred Stock and/or DataVon Common Stock shall have been changed into a different number of shares or a different class, by reason of any declared or completed stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Upon surrender of the certificate(s) representing DataVon Shares in accordance with Section 2.07, such holder of DataVon Shares shall be entitled to receive the Merger Consideration.

          (d) From and after the Effective Time, all DataVon Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration into which such DataVon Shares were converted in the Merger, upon surrender of the certificate(s) representing such shares in accordance with Section 2.07. Certificates previously representing shares of DataVon Shares shall be exchanged for the Merger Consideration upon the surrender of such certificates in accordance with the provisions of Section 2.07, without interest.

          (e) Any DataVon Shares held in the treasury of DataVon and any shares of DataVon Shares owned by Zydeco or any direct or indirect wholly owned subsidiary of Zydeco immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (f) Each share of common stock, par value $.01 per share, of Zydeco Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation at the Effective Time, and the Surviving Corporation thereafter shall not have other equity securities.

     Section 2.07  Exchange of Certificates.

          (a) Exchange Procedures. At the Closing, each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented Outstanding DataVon Shares shall tender such Certificates to Zydeco or its designated transfer or exchange agent with such other documents as Zydeco may reasonably request, including a stock power. Upon surrender of a Certificate for cancellation to Zydeco together with such duly executed documents as may be required, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of DataVon Shares formerly represented by such Certificates, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b). The surrendered Certificates shall then be marked canceled. In the event of a transfer of ownership of DataVon Shares which is not registered in the transfer records of DataVon, the Merger Consideration may be paid in accordance with Article 2 to the transferee if the Certificates representing such shares of DataVon Shares are presented to Zydeco, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.07(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b). No interest shall be paid on the Merger Consideration.

          (b) Distributions with Respect to Unexchanged Shares of Zydeco Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Zydeco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Zydeco Common Stock evidenced thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of such Certificate, in addition to the shares of Zydeco Common Stock as provided in Section 2.07(a), without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Zydeco Common Stock evidenced by such Certificate. There shall be paid to the holder of the certificates representing whole shares of Zydeco Common Stock issued in exchange therefor, without interest: (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Zydeco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Zydeco Common Stock.

          (c) No Further Rights in DataVon Shares. The Merger Consideration issued or paid upon conversion of the Outstanding DataVon Shares in accordance with the terms hereof (including any cash paid or other distributions pursuant to Sections 2.07(b)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such DataVon Shares.

          (d) No Liability. Neither Zydeco nor the Surviving Corporation shall be liable to DataVon for any Merger Consideration (or dividends or distributions with respect thereto) which remains undistributed to the holders of DataVon Shares for one year after the Effective Time and is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the DataVon stockholder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such DataVon stockholder of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Zydeco will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, and unpaid dividends and distributions on the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

          (f) No Fractional Shares. No certificates or scrip evidencing fractional shares of Zydeco Common Stock or Zydeco Preferred Stock shall be issued upon the surrender for exchange of Certificates, but in lieu thereof each stockholder of DataVon who would otherwise be entitled to receive a fraction of a share of Zydeco Common Stock and/or Zydeco Preferred Stock, after aggregating all fractional shares of Zydeco Common Stock and/or Zydeco Preferred Stock which such holder would be entitled to receive under Section 2.06, shall receive the next larger number of whole shares of Zydeco Common Stock and/or Zydeco Preferred Stock to which such holder would otherwise be entitled.

     Section 2.08 Stock Transfer Books. At the Effective Time, the stock transfer books of DataVon shall be closed and there shall be no further registration of transfers of shares of DataVon Shares thereafter on the records of DataVon. On or after the Effective Time, any Certificates presented to Zydeco for any reason shall be converted into the Merger Consideration, and any dividends or other distributions to which they are entitled pursuant to Section 2.07(b)) in accordance with the terms of this Agreement.

     Section 2.09 Stock Options. At the Effective Time, each then outstanding option to purchase shares of DataVon Common Stock granted by DataVon (collectively, the "DataVon Options"), shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Zydeco. The holders of such DataVon Options shall continue to have, and be subject to, the same terms and conditions set forth in the stock option agreements pursuant to which such DataVon Options were issued as in effect immediately prior to the Effective Time, except that (i) such DataVon Options shall be exercisable for that number of whole shares of Zydeco Common Stock equal to the product of the number of shares of DataVon Common Stock covered by the DataVon Option immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Zydeco Common Stock, and (ii) the per share exercise price for the shares of Zydeco Common Stock issuable upon the exercise of such assumed DataVon Option shall be equal to the quotient determined by dividing the exercise price per share of DataVon Common Stock specified for such DataVon Option under the applicable stock option agreement in effect immediately prior to the Effective Time by the Exchange Ratio, rounding the resulting exercise price down to the nearest whole cent. At the Effective Time, Zydeco shall reserve for issuance the number of shares of Zydeco Common Stock that will become issuable upon the exercise of the DataVon Options pursuant to this Section 2.09. Nothing in this Section 2.09 shall affect the schedule of vesting (or the acceleration thereof) with respect to the DataVon Options to be assumed by Zydeco as provided in this Section 2.09. Notwithstanding anything to the contrary, nothing herein shall require Zydeco to issue fractional shares of Zydeco Common Stock upon the exercise of any DataVon Option.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF DATAVON

     DataVon represents and warrants to Zydeco that the statements contained in this Article 3 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the disclosure schedule delivered by DataVon to Zydeco on the date hereof and initialed by the Parties (the "DataVon Disclosure Schedule"). Nothing in the DataVon Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the DataVon Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 3 to which the exception applies. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The DataVon Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

     Section 3.01 Organization, Qualification and Corporate Power. DataVon is a corporation duly organized, validly existing, and in good standing under the laws of Texas. Each of DataVon and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of DataVon and its Subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 3.01 of the DataVon Disclosure Schedule lists the directors and officers of DataVon and its Subsidiaries. Except as set forth on Section 3.01 of the DataVon Disclosure Schedule, each of DataVon and its Subsidiaries does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution and delivery of this Agreement and the other agreements, documents and instruments executed in connection herewith to which DataVon is a party and the consummation by DataVon of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of DataVon are necessary to authorize this Agreement or such other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby (other than the filing and recordation of the Articles of Merger with the Secretary as required by Texas Law). The Agreement and the other agreements, documents and instruments executed in connection herewith to which DataVon is a party has been duly and validly executed and delivered by DataVon and constitute a legal, valid and binding obligation of DataVon, enforceable against DataVon in accordance with their respective terms. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of DataVon and its Subsidiaries are correct and complete. None of DataVon and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

     Section 3.02 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which DataVon is subject or any provision of its charter or by-laws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which DataVon is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of DataVon and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than the filing and recordation of the Articles of Merger with the Secretary.

     Section 3.03 Capitalization. The entire authorized capital stock of DataVon consists of 1,100,000 DataVon Shares, of which 1,000,000 DataVon Shares are issued and outstanding and no DataVon Shares are held in treasury. All of the issued and outstanding DataVon Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in Section 3.03(a) of the DataVon Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require DataVon to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to DataVon. Except as set forth in
Section 3.03(b) of the DataVon Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of DataVon. DataVon has reserved an aggregate of 100,000 DataVon Common Stock shares for issuance pursuant to the exercise of the outstanding options, warrants and other convertible securities listed in Section 3.03(a) of the DataVon Disclosure Schedule. Section 3.03(a) of the DataVon Disclosure Schedule shall set forth the date of grant, exercise price, number of shares of DataVon Common Stock exercisable for and the expiration date for each outstanding option, warrant and other convertible security of DataVon. Section 3.03(b) of the DataVon Disclosure Schedule shall set forth each outstanding option, warrant and other convertible security of DataVon that is subject to registration rights.

     Section 3.04 Brokers' Fees. None of DataVon and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     Section 3.05 Title to Assets. Except as set forth in Section 3.05 of the DataVon Disclosure Schedule, DataVon and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the DataVon Balance Sheet (as defined in Section 3.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the DataVon Balance Sheet.

     Section 3.06 Subsidiaries. Section 3.06 of the DataVon Disclosure Schedule sets forth for each Subsidiary of DataVon (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of DataVon have been duly authorized and are validly issued, fully paid, and nonassessable. One of DataVon and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of DataVon, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of DataVon and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of DataVon to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of DataVon. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of DataVon. None of DataVon and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of DataVon.

     Section 3.07  Financial Statements.

          (a) The DataVon Audited Statements (including, in each case, any notes thereto) (i) are in accordance with the books and records of DataVon; (ii) present fairly and accurately the financial condition of DataVon, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders' equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; and (vi) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of DataVon, and of the results of operations of DataVon for the periods covered by such statements, and fairly present the financial position, results of operations and changes in stockholders' equity and cash flows of DataVon and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

          (b) The unaudited balance sheet and statement of income and cash flow ("DataVon Most Recent Financial Statements") as of and for the three months ended March 31, 2000 for DataVon have been prepared in accordance with GAAP applied on a consistent basis and present fairly the financial condition of DataVon as of such dates and the results of operations of DataVon for such periods; provided, however, that the DataVon Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

          (c) Except to the extent set forth on (i) the audited consolidated balance sheet of DataVon as of December 31, 1999, including the notes to the audited financial statements of which such balance sheet is a part, for the year ended December 31, 1999 (the "DataVon Balance Sheet"), and/or (ii) the unaudited balance sheet of DataVon as of March 31, 2000, including the notes to the unaudited financial statements of which such balance sheet is a part, neither DataVon nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

          (d) Except as set forth herein or in Section 3.07 of the DataVon Disclosure Schedule, since March 31, 2000, there has not been any material adverse change in the financial condition of DataVon.

     Section 3.08 Undisclosed Liabilities. Except as set forth in Section 3.08 of the DataVon Disclosure Schedule, none of DataVon and its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the DataVon Balance Sheet (rather than in any notes thereto).

     Section 3.09 Legal Compliance. Each of DataVon, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by DataVon or its Subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     Section 3.10 Real Property. Each of DataVon and its Subsidiaries does not own, has never owned, does not have, nor has it ever had any interest in any real property, other than pursuant to a valid lease.

     Section 3.11 Tangible Assets. The buildings, machinery, equipment, and other tangible assets that DataVon and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used.

     Section 3.12 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of DataVon and its Subsidiaries.

     Section 3.13 Insurance. Section 3.13 of the DataVon Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of DataVon and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

     (a)   the name, address, and telephone number of the agent;

     (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

     (c)   the policy number and the period of coverage;

     (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

     (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

     With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither any of DataVon and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof. Each of DataVon and its Subsidiaries has been covered during the past 2 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3.13 of the DataVon Disclosure Schedule describes any material self-insurance arrangements affecting any of DataVon and its Subsidiaries.

     Section 3.14 Litigation. Section 3.14 of the DataVon Disclosure Schedule sets forth each instance in which any of DataVon and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as otherwise set forth therein, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.14 of the DataVon Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of DataVon and its Subsidiaries. None of DataVon and its Subsidiaries and the directors and officers (and employees with responsibility for litigation matters) of DataVon and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against any of DataVon and its Subsidiaries.

     Section 3.15 Employees. None of DataVon and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of DataVon and its Subsidiaries has committed any material unfair labor practice. None of DataVon and its Subsidiaries and the directors and officers of DataVon and its Subsidiaries has any Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of DataVon and its Subsidiaries.

     Section 3.16 Guaranties. None of DataVon and its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

     Section 3.17 Certain Business Practices. DataVon and its Subsidiaries and, to the Knowledge of DataVon, each director, officer, authorized agent or employee of DataVon or any of its Subsidiaries have not, directly or indirectly,
(a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment,
(d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of DataVon and its Subsidiaries.

     Section 3.18 Parachute Payments. DataVon has not entered into any agreement that would result in the making of "parachute payments," as defined in Section 280G of the Code, to any Person.

     Section 3.19 Disclosure. The representations and warranties contained in this Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

                    CONCERNING ZYDECO AND ITS SUBSIDIARIES

     Zydeco and its Subsidiaries represent and warrant to DataVon that the statements contained in this Article 4 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article 4), except as set forth in the disclosure schedule delivered by Zydeco to DataVon on the date hereof and initialed by the Parties (the "Zydeco Disclosure Schedule"). Nothing in the Zydeco Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Zydeco Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 4 to which the exception applies. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Zydeco Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 4.

     Section 4.01 Organization, Qualification, and Corporate Power. Each of Zydeco and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Zydeco and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Zydeco and its Subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 4.01 of the Zydeco Disclosure Schedule lists the directors and officers of Zydeco and its Subsidiaries. Except as set forth on Section 4.01 of the Zydeco Disclosure Schedule, each of Zydeco and its Subsidiaries does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution and delivery of this Agreement by Zydeco and the other agreements, documents and instruments executed in connection herewith to which Zydeco is a party and the consummation by Zydeco of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Zydeco are necessary to authorize this Agreement or such other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby (other than the filing and recordation of the Articles of Merger with the Secretary as required by Texas Law). The Agreement and the other agreements, documents and instruments executed in connection herewith to which Zydeco is a party has been duly and validly executed and delivered by Zydeco and constitute a legal, valid and binding obligation of Zydeco, enforceable against Zydeco in accordance with their respective terms. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Zydeco and its Subsidiaries are correct and complete. None of Zydeco and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

     Section 4.02 Capitalization. The entire authorized capital stock of DataVon consists of 50,000,000 Zydeco Common Stock shares and 1,000,000 Zydeco Preferred Stock shares. As of April 28, 2000, 10,039,096 shares of Zydeco Common Stock were issued and outstanding, no Zydeco Preferred Stock shares were issued and outstanding and no Zydeco Common Stock shares were held in treasury. All of the issued and outstanding Zydeco Common Stock and Preferred Stock shares have been duly authorized, are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 4.02(a) of the Zydeco Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Zydeco to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Zydeco. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Zydeco. Zydeco has reserved an aggregate of 4,713,786 Zydeco Common Stock shares for issuance pursuant to the exercise of the outstanding options, warrants and other convertible securities listed in
Section 4.02(a) of the Zydeco Disclosure Schedule. Section 4.02(a) of the Zydeco Disclosure Schedule shall set forth the date of grant, exercise price, number of shares of Zydeco Common Stock exercisable for and the expiration date for each outstanding option, warrant and other convertible security of Zydeco. Section 4.02(b) of the Zydeco Disclosure Schedule shall set forth each outstanding option, warrant and other convertible security of Zydeco that is subject to registration rights.

Section 4.03 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Zydeco and its Subsidiaries is subject or any provision of the charter or bylaws of any of Zydeco and its Subsidiaries or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Zydeco and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of Zydeco and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than the filing and recordation of the Articles of Merger with the Secretary.

     Section 4.04 Brokers' Fees. Except as set forth in Section 4.04 of the Zydeco Disclosure Schedule, none of Zydeco and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     Section 4.05 Title to Assets. Zydeco and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Zydeco Balance Sheet (as defined in Section 4.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Zydeco Balance Sheet.

     Section 4.06 Subsidiaries. Section 4.06 of the Zydeco Disclosure Schedule sets forth for each Subsidiary of Zydeco (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Zydeco have been duly authorized and are validly issued, fully paid, and nonassessable. One of Zydeco and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Zydeco, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Zydeco and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Zydeco to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Zydeco. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Zydeco. None of Zydeco and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Zydeco.

     Section 4.07 SEC Filings; Financial Statements. (a) Zydeco has timely filed all forms, reports, statements and documents (collectively, the "SEC Reports") required to be filed by it within the past twelve months with the SEC. The SEC Reports, after giving effect to any amendments thereto, (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Zydeco is currently required to file any form, report or other document with the SEC.


          (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i) are in accordance with the books and records of Zydeco; (ii) present fairly and accurately the financial condition of Zydeco, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders' equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; (vi) include all adjustments (consisting of only normal recurring accruals which are necessary for a fair presentation of the financial condition of Zydeco, and of the results of operations of Zydeco for the periods covered by such statements; and (vii) fully comply with all requirements of Regulation S-K and all applicable securities laws, and each fairly presented the financial position, results of operations and changes in stockholders' equity and cash flows of Zydeco and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

          (c) Except to the extent set forth on the audited consolidated balance sheet of Zydeco as of December 31, 1999, including the notes to the audited financial statements of which such balance sheet is a part and which is included in Zydeco's Form 10-KSB for the year ended December 31, 1999 (the "Zydeco Balance Sheet"), neither Zydeco nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

          (d) Zydeco has heretofore made available to DataVon, true, complete and correct copies of all amendments and modifications (if any) that have not been filed by Zydeco with the SEC to all agreements, documents and other instruments that previously had been filed by Zydeco as exhibits to the SEC Reports and are currently in effect.

     Section 4.08 Absence of Certain Changes or Events. Since December 31, 1999, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Zydeco and its Subsidiaries. Without limiting the generality of the foregoing, since that date:


          (a) none of Zydeco and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

          (b) none of Zydeco and its Subsidiaries has entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

          (c) no party (including any of Zydeco and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which any of Zydeco and its Subsidiaries is a party or by which any of them is bound;

          (d) none of Zydeco and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

          (e) none of Zydeco and its Subsidiaries has made any capital expenditures (or series of related capital expenditures) in excess of $10,000;

          (f) except as set forth in Section 4.08(f) of the Zydeco Disclosure Schedule, none of Zydeco and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

          (g) none of Zydeco and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations either involving more than $5,000 singly or $10,000 in the aggregate;

          (h) none of Zydeco and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (i) there has been no change made or authorized in the charter or bylaws of any of Zydeco and its Subsidiaries;

          (j) none of Zydeco and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (k) except as set forth in Section 4.08(k) of the Zydeco Disclosure Schedule, none of Zydeco and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (l) none of Zydeco and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (m) except as set forth in Section 4.08(m) of the Zydeco Disclosure Schedule, none of Zydeco and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

          (n) none of Zydeco and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

          (o) none of Zydeco and its Subsidiaries has granted any increase in the base compensation of any of its directors or officers or any of its other employees outside the Ordinary Course of Business;

          (p) none of Zydeco and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (q) none of Zydeco and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees; and

          (r) except as set forth in Section 4.08(r) of the Zydeco Disclosure Schedule, none of Zydeco and its Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

          (s) none of Zydeco and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

          (t) none of Zydeco and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (u) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of Zydeco and its Subsidiaries; and

          (v) none of Zydeco and its Subsidiaries has committed to any of the foregoing.

     Section 4.09 Undisclosed Liabilities. None of Zydeco and its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the Zydeco Balance Sheet (rather than in any notes thereto).

     Except as set forth in Section 4.09 of the Zydeco Disclosure Schedule, Zydeco does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability, based on its Subsidiaries operations, ownership of assets, actions or inactions.

     Section 4.10 Legal Compliance. Each of Zydeco, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by Zydeco or its Subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     Section 4.11  Tax Matters.

          (a) Each of Zydeco and its Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns that it was required to file. All such Tax Returns were complete and accurate in all material respects. All Taxes owed by any of Zydeco and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Zydeco and its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Zydeco and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Zydeco and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of Zydeco and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) No director or officer (or employee responsible for Tax matters) of any of Zydeco and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute, claim, notice or inquiry concerning any Tax liability of any of Zydeco or its Subsidiaries either claimed or raised by any authority in writing or as to which any of the directors and officers (and employees responsible for Tax matters) of each of Zydeco and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. There are no material matters under discussion between Zydeco or its Subsidiaries and any governmental authority regarding claims for additional Taxes or assessments with reference to Zydeco or its Subsidiaries or the business or property of Zydeco or its Subsidiaries.

          (d) Section 4.11(d) of the Zydeco Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to Zydeco and its Subsidiaries for Taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Zydeco has delivered to DataVon correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by Zydeco or its Subsidiaries since December 31, 1996. None of Zydeco and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of Zydeco and its Subsidiaries has filed a consent under Code
Section 341(f) concerning collapsible corporations. None of Zydeco and its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code
Section 280G. None of Zydeco and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of Zydeco and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662. None of Zydeco and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Zydeco and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was Zydeco) or (ii) has any liability for the Taxes of any Person (other than of Zydeco or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (f) Section 4.11(f) of the Zydeco Disclosure Schedule sets forth estimates of the following information with respect to each of Zydeco and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (A) the basis of Zydeco or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock; (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Zydeco or Subsidiary; and (D) the amount of any deferred gain or loss allocable to Zydeco or Subsidiary arising out of any Deferred Intercompany Transaction.

          (g) The unpaid Taxes of Zydeco and its Subsidiaries (i) did not, as of December 31, 1999, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Zydeco Balance Sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Zydeco and its Subsidiaries in filing their Tax Returns.

     Section 4.12  Real Property Other Than Oil and Gas Interests.

          (a) Each of Zydeco and its Subsidiaries does not own, has never owned, does not have, nor has it ever had any interest in any real property, other than Oil and Gas Interests, other than pursuant to a valid lease.

          (b) Section 4.12(b) of the Zydeco Disclosure Schedule lists and describes briefly all real property leased or subleased to each of Zydeco and its Subsidiaries, other than Oil and Gas Interests. Zydeco has delivered to DataVon correct and complete copies of the leases and subleases listed in
Section 4.12(b) of the Zydeco Disclosure Schedule (as amended to date). With respect to each material lease and sublease listed in Section 4.12(b) of the Zydeco Disclosure Schedule:

              (1) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

              (2) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

              (3) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

              (4) no party to the lease or sublease has repudiated any provision thereof;

              (5) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

              (6) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

              (7) none of Zydeco and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

              (8) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

              (9) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

              (10) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

     Section 4.13 Title to Oil and Gas Interests. Except as set forth in Section
4.13 of the Zydeco Disclosure Schedule, Zydeco and its Subsidiaries have Good Title to the Oil and Gas Interests.

        Section 4.14 Oil and Gas Interests of Zydeco and its Subsidiaries. Except as set forth in Section 4.13 of the Zydeco Disclosure Schedule: (i) neither Zydeco nor any of its Subsidiaries has been advised by any operator, lessor or any other party of any default under any such oil and gas leases which default has not heretofore been cured in all respects; (ii) to the best Knowledge of the directors and officers (and employees responsible for payment of royalties and rents) of Zydeco and its Subsidiaries, all proper and timely payments (including but not limited to royalties, delay rentals and shut-in royalties), due under the oil and gas leases giving rise to the Oil and Gas Interests have been timely made and paid by the operator(s) of each such lease or well; and (iii) Zydeco and its Subsidiaries are entitled to be paid, and are being paid, in all material respects, their percentage of net revenue interests included in the Oil and Gas Interests without suspense and without indemnity other than those customarily found in the industry.

        Section 4.15 Wells. Except as set forth in Section 4.13 of the Zydeco Disclosure Schedule:

        (a) All of the wells included in the Oil and Gas Interests and which are described in Section 4.15 of the Zydeco Disclosure Schedule have been drilled and completed within the boundaries of such Oil and Gas Interests or within the limits otherwise permitted by contract, pooling or unit agreement, lease instrument, and by law.

        (b) All drilling and completion of the wells in such Oil and Gas Interests and all development and operations on such Oil and Gas Interests have been conducted in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders, and decrees of any court or governmental body or agency.

        (c) No well included in such Oil and Gas Interests is subject to penalties on allowables because of any overproduction (legal or illegal) which would prevent the full legal and regular allowable (including maximum permissible tolerance) as prescribed by any court or federal, state or local governmental body or agency to be assigned to any such well.

        Section 4.16 Refund. Except as included or reflected on the Zydeco Balance Sheet or as set forth in Section 4.16 of the Zydeco Disclosure Schedule:
(i) neither Zydeco nor any of its Subsidiaries is obligated by virtue of a prepayment arrangement under any gas contract containing a "take or pay" or similar provision, a production payment or any other arrangement to deliver any material amount of gas or oil attributable to the Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor; and (ii) neither Zydeco nor any of its Subsidiaries has received any funds or payments from purchasers of production of gas under gas contracts which are subject to a potential material refund.

        Section 4.17 Operation of Assets. Since the acquisition of Oil and Gas Interests by Zydeco and its Subsidiaries, the Oil and Gas Interests have been administered and maintained by Zydeco directly or through its Subsidiaries in a reasonable manner and in accordance with generally prevailing standards of the oil and gas industry. Neither Zydeco nor any of its Subsidiaries are named nor act as the operator of any other leases or properties.

        Section 4.18  Intellectual Property.

        (a) The Wavefield Patent (defined as Patent number 5,693,885, issued by the Commissioner of Patents and Trademarks on December 2, 1997) does not interfere with, infringe upon, misappropriate, or violate any Intellectual Property rights of third parties, and none of the directors and officers of Zydeco and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Zydeco and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights related to the Wavefield Patent.

        (b) Section 4.18(b) of the Zydeco Disclosure Schedule identifies each license, sublicense, agreement, or permission granted by Zydeco or its Subsidiaries to any third party relating to the Wavefield Patent.

        Section 4.19 Tangible Assets. The buildings, machinery, equipment, and other tangible assets that Zydeco and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used .

        Section 4.20 Contracts. Section 4.20 of the Zydeco Disclosure Schedule lists the following contracts and other agreements to which any of Zydeco and its Subsidiaries is a party:

        (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000;

        (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $5,000;

        (c) any agreement concerning a partnership or joint venture;

        (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

        (e) any agreement concerning confidentiality or noncompetition;

        (f) any agreement, contract or understanding (including any agreement, contract or understanding evidencing any outstanding indebtedness or other similar obligations to Zydeco or its Subsidiaries) with any director, officer, Affiliate or "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of Zydeco or its Subsidiaries;

        (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

        (h) any collective bargaining agreement;

        (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

        (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

        (k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of Zydeco and its Subsidiaries; or

        (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

Zydeco has delivered to DataVon a correct and complete copy of each written agreement listed in Section 4.20 of the Zydeco Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4.20 of the Zydeco Disclosure Schedule. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

        Section 4.21 Notes and Accounts Receivable. All notes and accounts receivable of Zydeco and its Subsidiaries listed on Section 4.21 of the Zydeco Disclosure Schedule are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Zydeco Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions in the Ordinary Course of Business through the Closing Date. With respect to the accounts receivable listed on Section 4.21 of the Zydeco Disclosure Schedule, no chargeback allowance or cooperative advertising allowance or related liability exists that is not fully and accurately reflected in such accounts receivable.

        Section 4.22 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of Zydeco and its Subsidiaries.

        Section 4.23 Insurance. Section 4.23 of the Zydeco Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of Zydeco and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

        (a) the name, address, and telephone number of the agent;

        (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

        (c) the policy number and the period of coverage;

        (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

        (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither any of Zydeco and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof. Each of Zydeco and its Subsidiaries has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4.23 of the Zydeco Disclosure Schedule describes any material self-insurance arrangements affecting any of Zydeco and its Subsidiaries.

        Section 4.24 Litigation. Section 4.24 of the Zydeco Disclosure Schedule sets forth each instance in which any of Zydeco and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.24 of the Zydeco Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Zydeco and its Subsidiaries. None of Zydeco and its Subsidiaries and the directors and officers (and employees with responsibility for litigation matters) of Zydeco and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against any of Zydeco and its Subsidiaries.

        Section 4.25 Employees. None of Zydeco and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of Zydeco and its Subsidiaries has committed any material unfair labor practice. None of Zydeco and its Subsidiaries and the directors and officers of Zydeco and its Subsidiaries has any Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of Zydeco and its Subsidiaries.

        Section 4.26  Employee Benefits.

        (a) None of Zydeco and its Subsidiaries maintains or contributes, or has ever maintained or contributed to any Employee Benefit Plan.

        (b) None of Zydeco, its Subsidiaries and the other members of the Controlled Group of Corporations that includes Zydeco and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multiemployer Plan.

        (c) None of Zydeco and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

        (d) No current or former employee, officer and director of Zydeco and its Subsidiaries has any outstanding agreement, contract or understanding with respect to Zydeco or its Subsidiaries that provides for bonus payments.

        Section 4.27 Guaranties. None of Zydeco and its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

        Section 4.28  Environment, Health, and Safety.

        (a) Each of Zydeco and its Subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law. Neither any of Zydeco and its Subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Zydeco or its Subsidiaries has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Zydeco, its Subsidiaries or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

        (b) There are no pending or Threatened, claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any Facilities or any other properties and assets (whether real, personal, or mixed) in which any of Zydeco or its Subsidiaries has or had an interest.

        (c) Neither any of Zydeco or its Subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any actual, alleged, possible or potential Contravention of or failure to comply with any Environmental Law or Occupational Safety and Health Law, or of any actual, alleged, possible or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Zydeco or its Subsidiaries had an interest, or with respect to any property or facility to or by which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any of Zydeco, its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received. Neither any of Zydeco or its Subsidiaries, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any Facility or with respect to any other property or asset (whether real, personal, or mixed) in which any of Zydeco or its Subsidiaries (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

        (d) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of any Facility or such adjoining property, or incorporated into any structure therein or thereon. None of Zydeco, its Subsidiaries, any other Person for whose conduct they are or may be held responsible, or any other Person has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Zydeco or its Subsidiaries has or had an interest.

        (e) There has been no Release or, to Zydeco's Knowledge, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal, or mixed) in which any of Zydeco or its Subsidiaries has or had an interest, or any geologically or hydrologically adjoining property, whether by any of Zydeco, its Subsidiaries, or any other Person.

        (f) Zydeco has delivered to DataVon true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any of Zydeco or its Subsidiaries pertaining to Hazardous Materials or Hazardous Activities in, on, or under any Facilities, or concerning compliance by any of Zydeco, its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

        Section 4.29 Certain Business Relationships With Zydeco. Except as disclosed in Section 4.29 of the Zydeco Disclosure Schedule, none of the directors and officers of Zydeco and its Subsidiaries and their Affiliates has been involved in any business arrangement or relationship with Zydeco or its Subsidiaries within the past 24 months, and none of the directors and officers of Zydeco and its Subsidiaries and their Affiliates owns any asset, tangible or intangible, which is used in the business of Zydeco or its Subsidiaries.

        Section 4.30 Change of Control. Zydeco and its Subsidiaries are not a party to any agreement, contract, obligation, or undertaking which contains a "change in control," "potential change in control" or similar provision and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Zydeco and its Subsidiaries to any Person, materially increase any benefits otherwise payable by Zydeco or any of its Subsidiaries, or result in the acceleration of the time of payment or vesting of any such benefits.

        Section 4.31 Certain Business Practices. Zydeco and its Subsidiaries and, to the Knowledge of Zydeco, each director, officer, authorized agent or employee of Zydeco or any of its Subsidiaries have not, directly or indirectly,
(a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of Zydeco and its Subsidiaries.

        Section 4.32 Parachute Payments. Zydeco has not entered into any agreement that would result in the making of "parachute payments," as defined in
Section 280G of the Code, to any Person.

        Section 4.33 Information Statement. The information supplied or to be supplied by or on behalf of Zydeco for inclusion or incorporated by reference in the Zydeco information statement pursuant to Section 14(f) of the Exchange Act, in definitive form (the "Information Statement"), will not, at the date mailed to the Zydeco stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, insofar as it relates to Zydeco, will comply as to form in all material respects with the applicable provisions of the Exchange Act and rules and regulations thereunder.

        Section 4.34 Disclosure. The representations and warranties contained in this Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

                                   ARTICLE 5

                             PRE-CLOSING COVENANTS

        The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

        Section 5.01 General. Each of the Parties will use his, her or its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 7).

        Section 5.02 Notices and Consents. Each of Zydeco and its Subsidiaries shall give any notices to third parties, and each of Zydeco and its Subsidiaries shall use its best efforts to obtain any third party consents, that DataVon reasonably may request in connection with the matters referred to in Section
4.03. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4.03.

        Section 5.03 Operation of Business. Each of (i) Zydeco and its Subsidiaries, and (ii) DataVon, shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Zydeco and its Subsidiaries and DataVon shall not (a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (b) become a party to any agreement of the type of referred to in Section 4.20 (only with respect to Zydeco and its Subsidiaries), or (c) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.07 (only with respect to Zydeco and its Subsidiaries).

        Section 5.04 Preservation of Business. Each of (i) Zydeco and its Subsidiaries, and (ii) DataVon, shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

        Section 5.05 Full Access. (a) Each of Zydeco and its Subsidiaries shall permit representatives of DataVon to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Zydeco, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Zydeco and its Subsidiaries.

        (b) DataVon shall permit representatives of Zydeco to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of DataVon, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to DataVon.

        Section 5.06 Notice of Developments. DataVon and Zydeco will give prompt written notice to the other party of any adverse development causing a breach of any of the representations and warranties in Article 3 or 4, respectively. No disclosure by any Party pursuant to this Section 5.06, however, shall be deemed to amend or supplement the DataVon Disclosure Schedule or the Zydeco Disclosure Schedule, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

        Section 5.07  Exclusivity.

        (a) Zydeco agrees that it, prior to the Effective Time, shall not, directly or indirectly, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, Zydeco or any of its Subsidiaries (collectively, the "Zydeco Representatives") to, directly or indirectly through another Person, solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal, or enter into any letter of intent, agreement in principle, acquisition agreement or other document or contract contemplating or otherwise relating to an Acquisition Proposal, provided, however, that, the foregoing shall not prohibit Zydeco from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide proposal to enter into a business combination with Zydeco pursuant to an Acquisition Proposal which the board of directors of Zydeco (or any committee thereof considering such proposal) in good faith determines is reasonably likely to be more favorable to the stockholders of Zydeco than the transactions contemplated by this Agreement (a "Superior Proposal"), so long as:

                (i) prior to furnishing any information to, or entering into discussions or negotiations with such a Person, Zydeco provides twenty-four (24) hours' advance written notice to DataVon to the effect that it is furnishing information to, or entering into substantive discussions or negotiations with, a Person from whom Zydeco shall have received an executed confidentiality agreement in form and substance satisfactory to DataVon prior to furnishing such information;

                (ii) such notice shall include the terms and conditions of such Acquisition Proposal or any agreement proposed by, or any information supplied to, any such Person;

                (iii) prior to furnishing any nonpublic information to any such Person, Zydeco furnishes such nonpublic information to DataVon (to the extent that such nonpublic information has not been previously furnished by Zydeco to DataVon);

                (iv) neither Zydeco nor any of its Subsidiaries nor any of the Zydeco Representatives shall have violated any of the restrictions set forth in this Section 5.07;

                (v) such unsolicited bona fide proposal relating to a Superior Proposal is made by a third party that the board of directors of Zydeco (or any committee thereof considering such proposal) determines in good faith has the good faith intent to proceed with negotiations to consider such Superior Proposal;

                (vi) the board of directors of Zydeco (or any committee thereof considering such proposal), after duly considering the written advice of outside legal counsel to Zydeco, determines in good faith that such action is required for the Board of Directors of Zydeco to comply with its fiduciary duties to stockholders imposed by applicable law; and

                (vii) Zydeco keeps DataVon informed in all material respects of the status and terms of any such negotiations or discussions (including without limitation the identity of the Person with whom such negotiations or discussions are being held) and provides DataVon copies of such written proposals and any amendments or revisions thereto or correspondence related thereto.

        (b) Zydeco shall notify DataVon orally and in writing of the fact that it has received inquiries, offers or proposals that it reasonably believes to be bona fide with respect to an Acquisition Proposal within twenty-four (24) hours after the receipt thereof. Zydeco will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other Person that have been conducted heretofore with respect to a potential Acquisition Proposal. Zydeco agrees to inform the Zydeco Representatives of the obligations undertaken in this Section 5.07; provided, however, that nothing contained in this Agreement shall prevent the board of directors of Zydeco from referring any third-party to this Section 5.07.

        (c) Zydeco agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which Zydeco or any of its Subsidiaries is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of DataVon.

        (d) Except as expressly permitted by this Section 5.07, neither the board of directors of Zydeco nor any committee thereof shall (A) withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to DataVon, the approval by such board of directors or such committee of the board of directors, approving or taking such action with respect to the Merger or this Agreement, (B) approve or recommend, or propose publicly to approve or recommend, any Superior Proposal or (C) cause Zydeco to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Zydeco (or any committee thereof considering an Acquisition Proposal) determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the stockholders of Zydeco under applicable law, the board of directors of Zydeco may (subject to this and the following sentences) withdraw, modify or change its recommendation of the Merger, but only after twenty-four (24) hours following DataVon's receipt of written notice advising DataVon that the board of directors of Zydeco is prepared to do so, and only if, during such twenty-four (24) hour period, Zydeco and its advisors shall have negotiated in good faith with DataVon to make such adjustments in the terms and conditions of this Agreement as would enable DataVon to proceed with the transactions contemplated herein on such adjusted terms.

        (e) Nothing contained in this Section 5.07 shall prohibit Zydeco from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and/or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the stockholders of Zydeco if, in the good faith judgment of the board of directors of Zydeco, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

        For purposes of this Section 5.07, "Acquisition Proposal" means any offer or proposal for (whether or not in writing and whether or not delivered to the stockholders of Zydeco generally), from any Person relating to any (a) direct or indirect acquisition or purchase of assets (x) that constitute 15% or more of the assets of Zydeco and its Subsidiaries taken as a whole or (y) for which 15% or more of the net revenues or net income of Zydeco and its Subsidiaries taken as a whole are attributable, (b) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Zydeco or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Zydeco and its Subsidiaries, taken as a whole, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% more of any class of equity securities of

Zydeco or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Zydeco and its Subsidiaries, taken as a whole, or (d) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Zydeco or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Zydeco and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

        Section 5.08 Filing of Current Report on Form 8-K. Promptly after execution of this Agreement, Zydeco shall file if required or permitted under the Exchange Act a Current Report on Form 8-K ("8-K") with the SEC to report the proposed Merger and terms thereof.

        Section 5.09 Composition of Zydeco and Surviving Corporation Board and Officers at Effective Time. Zydeco will take all necessary actions to ensure that, at the Effective Time, the Board of Directors of Zydeco is comprised of, and the officer positions of Zydeco are filled with, the persons set forth on Exhibit E of the Disclosure Schedule, each to serve until his or her successor is elected and qualified or until the earlier termination, resignation or removal.

        Section 5.10 Information Statement. Zydeco, with the cooperation and assistance of DataVon and its counsel, will prepare, file with the SEC and distribute to the holders of Zydeco Common Stock the Information Statement pursuant to the applicable rules and regulations under the Exchange Act no later than five (5) Business Days after the date of this Agreement.

        Section 5.11 Section 16(b) Board Approval. Prior to Closing, the Board of Directors of Zydeco shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under
Section 16(b) of the Exchange Act, the acquisition of Zydeco Common Stock and/or Zydeco Preferred Stock at the Effective Time by officers and directors of DataVon who become, prior to, at, or following the Effective Time of the Merger, officers or directors of Zydeco as a result of the conversion of shares of DataVon Shares in the Merger and the assumption of any DataVon options or warrants by Zydeco at the Effective Time. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act, and, for the options and warrants of DataVon to be assumed by Zydeco at the Effective Time, the material terms of the options and warrants to purchase Zydeco Common Stock acquired by such insiders as a result of the assumption by Zydeco of such options and warrants.

        Section 5.12 Confidentiality. Each of Zydeco and its Subsidiaries agrees that, until the earlier of (i) two years from the date of this Agreement and
(ii) the Effective Time:

        (a) each of Zydeco and its Subsidiaries will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to DataVon or destroy, at the request and option of DataVon, all tangible embodiments (and all copies) of the Confidential Information, including in electric or magnetic form, which are in his, her or its possession;

        (b) in the event that any of Zydeco and its Subsidiaries is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Zydeco and its Subsidiaries will notify DataVon promptly of the request or requirement so that DataVon may seek an appropriate protective order or waive compliance with the provisions of this Section 5.12; and

        (c) if, in the absence of a protective order or the receipt of a waiver hereunder, any of Zydeco or its Subsidiaries is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Zydeco or its Subsidiaries may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use his, her or its reasonable best efforts to obtain, at the reasonable request of DataVon, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as DataVon shall designate.

        Section 5.13 Restructuring of Exploration. As soon as practicable after the execution of this Agreement and in any event prior to the Effective Time, Zydeco shall take all action to cause all assets and liabilities used or incurred in the oil and gas business or oil and gas technology business of Zydeco, including the capital stock of Wavefield Image, Inc. and all cash balances of Zydeco, to be contributed to Exploration; provided, however that any cash and cash equivalents received upon exercise of any options or warrants of Zydeco from and after April 1, 2000 shall remain with Zydeco. Notwithstanding anything set forth herein, Zydeco's rights as sole stockholder of Exploration shall not be restricted or limited in any manner. Section 5.13 of the Zydeco Disclosure Schedule sets forth a list of such assets and liabilities anticipated to be transferred pursuant to this Section 5.13.

        Section 5.14 Filing of Certificate of Designations. Prior to the Closing Date, the board of directors of Zydeco will approve the Certificate of Designations to fix the terms of the Zydeco Preferred Stock, as set forth in Exhibit D hereto, and file the certificate with the Secretary of State of the State of Delaware.

                                   ARTICLE 6

                            POST-CLOSING COVENANTS.

The Parties agree as follows with respect to the period following the Closing.

        Section 6.01 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

        Section 6.02 Transition. None of Zydeco and its Subsidiaries will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Zydeco and its Subsidiaries from maintaining the same business relationships with Zydeco and its Subsidiaries after the Closing as it maintained with Zydeco and its Subsidiaries prior to the Closing.

        Section 6.03 Tax Payment. Notwithstanding anything herein to the contrary, DataVon and/or Zydeco shall pay the DataVon stockholders an amount equal to any liability for Taxes owed by the DataVon stockholders that are attributable to income reported on DataVon's 1999 Tax Return and the short-period taxable year 2000 of DataVon ending on the Closing Date. Such payment may be made either pre- or post-Closing. In addition, notwithstanding anything herein to the contrary, to the extent not previously paid, Zydeco shall issue DataVon Stockholder a non-interest bearing note payable on demand for the estimated liability for Taxes owed by the DataVon stockholders pursuant to this
Section 6.03, no later than July 15, 2000.

        Section 6.04 Restrictions on Certain Intercompany Transactions. From and after the Effective Time and for a period ended nine months from the Effective Time or such earlier date as Exploration shall cease to be a Subsidiary of Zydeco, Zydeco shall not, without the unanimous consent of the Board of Directors of Exploration, take any action to cause cash or cash equivalents to be transferred, sold or exchanged, whether by dividend or otherwise, from Exploration to Zydeco or any other Subsidiary of Zydeco (other than a Subsidiary of Exploration) except for payment or reimbursement to Zydeco or such Subsidiary for any liabilities to which Zydeco and its Subsidiaries may be or become subject relating to or arising out of the assets, business, operations, debts or liabilities of Exploration, whether arising prior to, concurrent with or after the Merger.

                                   ARTICLE 7

                       CONDITIONS TO OBLIGATION TO CLOSE

        Section 7.01 Conditions to Obligation of DataVon. The obligation of DataVon to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

        (a) the representations and warranties set forth in Article 4 shall be true and correct in all material respects at and as of the Closing Date;

        (b) Zydeco and its Subsidiaries shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

        (c) Zydeco and its Subsidiaries shall have procured all of the material third party consents specified in Section 5.02;

        (d) no action, suit, or proceeding shall be pending or Threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of DataVon shareholders to own Zydeco Common Stock and/or Zydeco Preferred Stock shares and to control Zydeco and its Subsidiaries, or (iv) affect materially and adversely the right of Zydeco and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

        (e) Zydeco and its Subsidiaries shall have delivered to DataVon a certificate to the effect that each of the conditions specified above in Section 7.01(a)-(d) is satisfied in all respects;

        (f) the Parties, Zydeco and its Subsidiaries shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03;

        (g) DataVon shall have received from counsel or, in the case of clause
(i), the tax accountants of Zydeco: (i) a tax opinion in form and substance as set forth in Exhibit B attached hereto, and (ii) an opinion in form and substance as set forth in Exhibit C attached hereto, each addressed to DataVon and dated as of the Closing Date;

        (h) Zydeco and its Subsidiaries shall have delivered to DataVon releases from each of its directors and officers to the effect that each director and officer of Zydeco and its Subsidiaries remises, releases, and forever discharges, other than with respect to the obligations arising on or after the Closing Date under this Agreement: (i) Zydeco, its Subsidiaries and Affiliates and (ii) DataVon and its Affiliates, and any of their respective heirs, executors, administrators, successors and assigns (collectively, "Releases"), from all liability whatsoever (whether actual or contingent) which may be owing to such director or officer, including without limitation, any and all claims, demands, proceedings, causes of action, awards, decisions, injunctions, judgments, orders, rulings, subpoenas, verdicts, obligations, contracts, agreements, debts and liabilities whatsoever, whether in law or equity (including any right of contribution), whether arising under contract or arrangement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur, or alleged to have occurred or to have failed to occur, or any conditions existing or alleged to have existed on or before Closing;

        (i) the persons listed in Exhibit E shall have been elected directors of Zydeco and its Subsidiaries, and the current directors and officers of Zydeco and its Subsidiaries shall have resigned their respective board and officer positions;

        (j) at least ten (10) days prior to the Closing Date, Zydeco has mailed to its stockholders of record and filed with the SEC the Information Statement, in compliance with the requirements of Section 14(f) of the Exchange Act;

        (k) At Closing, DataVon shall have received from Zydeco:

            (1) all documents, books (including minute books, stock certificate books, stock ledgers and the corporate seal), records (including Tax records), agreements, and financial data of any sort relating to Zydeco and its Subsidiaries;

            (2) a certified copy of the Certificate of Incorporation of Zydeco (including the Certificate of Designations related to the Zydeco Preferred Stock) as in effect immediately prior to the Effective Time certified as of a recent date by the Secretary of State of the State of Delaware;

            (3) certificates, as of the most recent practicable dates, as to the corporate good standing of Zydeco and its Subsidiaries issued by the Secretary of State of the State of Delaware and any other state in which Zydeco and its Subsidiaries are required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date;

            (4) a copy of the by-laws of Zydeco in effect on the Closing Date certified by the Secretary of Zydeco as of the Closing Date;

            (5) resolutions of the Board of Directors of Zydeco and Zydeco Sub, authorizing and approving all matters in connection with this Agreement (including matters set forth in Section 5.11) and the transactions contemplated hereby, certified by the Secretary of Zydeco as of the Closing Date;

            (6) stock certificates representing the Zydeco Common Stock and Zydeco Preferred Stock issuable pursuant to Article 2 upon presentation of the Certificates; and

            (7) such other documents as DataVon may reasonably request;

        (l) the contracts and agreements listed on Section 7.01(l) of the Zydeco Disclosure Schedule shall have been terminated; and

        (m) all actions to be taken by Zydeco in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to DataVon.

DataVon may waive any condition specified in this Section 7.01 if it executes a writing so stating at or prior to the Closing.

        Section 7.02 Conditions to Obligation of Zydeco. The obligation of Zydeco to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

        (a) the representations and warranties set forth in Article 3 shall be true and correct in all material respects at and as of the Closing Date;

        (b) DataVon shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

        (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

        (d) DataVon shall have delivered to Zydeco a certificate to the effect that each of the conditions specified above in Section 7.02(a)-(c) is satisfied in all respects;

        (e) the Parties and Zydeco shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03; and

        (f) all actions to be taken by DataVon in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Zydeco.

Zydeco may waive any condition specified in this Section 7.02 if they execute a writing so stating at or prior to the Closing.

                                   ARTICLE 8

                                  TERMINATION

        Section 8.01 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

        (a) Zydeco and DataVon may terminate this Agreement by mutual written consent at any time prior to the Closing;

        (b) DataVon may terminate this Agreement by giving written notice to Zydeco at any time prior to the Closing (i) in the event any of Zydeco and its Subsidiaries has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, DataVon has notified Zydeco of the breach, and the breach has continued without cure for a period of 10
(ten) days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 7.01 hereof (unless the failure results primarily from DataVon itself breaching any representation, warranty, or covenant contained in this Agreement); and

        (c) Zydeco may terminate this Agreement by giving written notice to DataVon at any time prior to the Closing (i) in the event DataVon has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Zydeco has notified DataVon of the breach, and the breach has continued without cure for a period of 10 (ten) days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 7.02 hereof (unless the failure results primarily from any of Zydeco and its Subsidiaries themselves breaching any representation, warranty, or covenant contained in this Agreement).

        Section 8.02 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.01, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.12 shall survive termination.

                                   ARTICLE 9

                                 MISCELLANEOUS

        Section 9.01 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Zydeco and DataVon, provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

        Section 9.02 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except for Section 6.03.

        Section 9.03 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, except for the Confidentiality Agreement by and between Zydeco and DataVon, dated April, 2000.

        Section 9.04 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of Zydeco and DataVon.

        Section 9.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        Section 9.06 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.07 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by (a) confirmed facsimile; (b) overnight delivery; or (c) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        If to DataVon:                           Copy to:

        DataVoN Inc.                             Baker & McKenzie
        635 West Campbell Road, Suite 130        1301 McKinney, Suite 3300
        Richardson, Texas  75080                 Houston, Texas 77010-3019
        Attn:  Hugh Simpson                      Attn:  Amar Budarapu
        Telephone: 972/783-0284                  Telephone: 713/427-5014
        Facsimile: 972/783-2573                  Facsimile: 713/427-5099

                                                 Mabel Simpson
                                                 635 West Campbell Road, Suite 130
                                                 Richardson, Texas  75080
                                                 Telephone:  972/783-0284
                                                 Facsimile:  972/783-2573


        If to Zydeco:                            Copy to:

        Zydeco Energy, Inc.                      Andrews & Kurth L.L.P.
        2170 Plaza of the Americas               600 Travis, Suite 4200
        North Tower                              Houston, Texas  77002
        700 N. Pearl St.                         Attn:  James M. Prince
        Dallas, Texas  75201                     Telephone: 713/220-4200
        Attn: Sam B. Myers, Jr.                  Facsimile: 713/220-4285
        Telephone: 214/999-9300
        Facsimile: 214/999-9301

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

        Section 9.08 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

        Section 9.09 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Zydeco and DataVon. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        Section 9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        Section 9.11 Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

        Section 9.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

        Section 9.13 Incorporation of Exhibits and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        Section 9.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

        Section 9.15 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Dallas County, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.07 above. Nothing in this Section 9.15, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

        Section 9.16 Survival. The representations and warranties of the parties contained in this Agreement shall not survive the Effective Time. The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

                                ***

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ZYDECO ENERGY, INC.,
a Delaware corporation


By: /s/ Sam B. Myers, Jr.
    -------------------------------
Name:  Sam B. Myers, Jr.

Title: Chief Executive Officer


DATAVON INC.,
a Texas corporation


By: /s/ Hugh D. Simpson
    -------------------------------
Name:  Hugh D. Simpson

Title: President and Chief Executive Officer


DVN ACQUISITION CORPORATION,
a Texas corporation


By: /s/ Sam B. Myers, Jr.
    -------------------------------
Name:  Sam B. Myers, Jr.

Title: President

                                   EXHIBIT A

                              ARTICLES OF MERGER
                                    MERGING
                          DVN ACQUISITION CORPORATION
                                 WITH AND INTO
                                 DATAVON INC.


Pursuant to Article 5.04 of the Texas Business Corporation Act ("TBCA"), these Articles of Merger are hereby adopted by DVN Acquisition Corporation, a Texas corporation ("Merger Sub"), and DataVoN Inc., a Texas corporation ("DataVoN"), for the purpose of merging Merger Sub with and into DataVoN (the "Merger"). Merger Sub and DataVoN are each a "Constituent Corporation" and collectively, the "Constituent Corporations."

1. The name of each Constituent Corporation, the type of such Constituent Corporation and the laws under which such Constituent Corporation was organized and governed are:

   Name of Corporation or Other Entity                  Type of Entity                            State
   -----------------------------------                  --------------                            -----
       DVN Acquisition Corporation                       Corporation                              Texas
               DataVoN Inc.                              Corporation                              Texas

2. An Agreement and Plan of Merger (the "Plan") providing for the merger of Merger Sub with and into DataVoN has been approved and adopted by the unanimous consent of both the board of directors and shareholders of each Constituent Corporation in accordance with the provisions of Article 5.03 of the TBCA, and the Plan, its approval, and the performance of its terms were duly authorized by all action required by the laws under which each Constituent Corporation was incorporated and by its constituent documents.

3. The name of the surviving corporation is DataVoN Inc. (the "Surviving Corporation"). The Surviving Corporation will be governed by the laws of the State of Texas.

4. As to each Constituent Corporation, the approval of whose shareholder(s) is required, the number of outstanding shares of each class or series of stock of such Constituent Corporation entitled to vote, with other shares or as a class, on the Plan are as follows:

                                                                                                       Number of Shares
                                                      Number of Shares      Designation of Class    Entitled to Vote as a
       Name of Corporation              State            Outstanding              or Series            Class or Series
       -------------------              -----            -----------              ---------            ---------------
DVN Acquisition Corporation             Texas                   100                Common                    None
     DataVoN Inc.                       Texas             1,000,000                Common                    None

5. As to each Constituent Corporation, the approval of whose shareholder(s) is required, the number of shares, not entitled to vote only as a class, voted for and against the Plan, respectively, are as follows:

                                                                                                     Designation of Class
      Name of Corporation             State          Total Voted For        Total Voted Against           or Series
      -------------------             -----          --------------         -------------------           ---------
DVN Acquisition Corporation           Texas               ______                                0           Common
      DataVoN Inc.                    Texas               ______                                0           Common

6. The Articles of Incorporation of DataVoN that has been filed with the Secretary of State of the State of Texas shall continue to be the Articles of Incorporation of the Surviving Corporation until further amended and changed in accordance with the provisions of the TBCA.

7. No amendments to the Articles of Incorporation of the Surviving Corporation are to be effected by the Merger.

8. That the executed Plan is on file at the principal place of business of the Surviving Corporation located at 635 West Campbell Road, Suite 130, Richardson, Texas 75080. That a copy of the Plan will be furnished by the Surviving Corporation, on written request and without cost, to any shareholder of each Constituent Corporation and to any creditor or obligee of the parties to the Merger at the time of the Merger if such obligation is then outstanding.

These Articles of Merger have been executed by the undersigned as of the _____ day of May, 2000.


                              DVN ACQUISITION CORPORATION,
                              a Texas corporation


                              By:
                                 ---------------------------------
                                    Sam B. Myers, Jr., President



                              DATAVON INC.,
                              a Texas corporation


                              By:
                                 ---------------------------------
                                    Hugh Simpson, President

        Before me, on this ___ day of May, 2000, appeared Sam B. Myers, Jr., President of DVN Acquisition Corporation, a Texas corporation, who acknowledged that the foregoing instrument is the act and deed of that corporation and that the facts stated therein are true.



                                   ---------------------------------
                                              (Print Name)


                                   Notary Public in and for

My Commission Expires:             ------------------------


(Notarial Seal)



        Before me, on this ____ day of May, 2000, appeared Hugh Simpson, President of DataVoN Inc., a Texas corporation, who acknowledged that the foregoing instrument is the act and deed of that corporation and that the facts stated therein are true.



                                   ---------------------------------
                                              (Print Name)



                                   Notary Public in and for

My Commission Expires:             ------------------------

(Notarial Seal)

                                                                       EXHIBIT B

                      [Hein & Associates LLP Letterhead]



                                 May __, 2000


DataVoN Inc.
635 West Campbell Road, Suite 130
Richardson, Texas 75080

Zydeco Exploration, Inc.
700 North Pearl Street, Suite 2170
Dallas, Texas 75201

Ladies and Gentlemen:

        You have requested our opinion regarding certain federal income tax consequences of the merger (the "Merger") of DVN Acquisition Corporation, a Texas corporation ("Merger Subsidiary") and a wholly-owned subsidiary of Zydeco Energy, Inc., a Delaware corporation ("Zydeco"), with and into DataVoN Inc., a Texas corporation ("DataVoN").

        In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger dated May __, 2000, by and among Zydeco, Merger Subsidiary and DataVoN (the "Merger Agreement"). In addition, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of Zydeco, Merger Subsidiary and DataVoN.

        Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement, (2) that the Merger is consummated in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, and (3) the accuracy of (i) the representations made to us by Zydeco and Merger Subsidiary, which are set forth in the Certificate delivered to us by Zydeco and Merger Subsidiary, dated the date hereof, and (ii) the representations made to us by DataVoN, which are set forth in the Certificate delivered to us by DataVoN, dated the date hereof.

        Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that for federal income tax purposes:

        1. The merger of Merger Subsidiary into DataVoN in accordance with the terms of the Merger Agreement constitutes a reorganization within the meaning of section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

        2. No gain or loss will be recognized by DataVoN stockholders on the receipt, pursuant to the Merger, of Zydeco common stock and Zydeco preferred stock (and the Zydeco common stock, upon conversion of the Zydeco preferred stock) in exchange for their DataVoN common stock.

        3. DataVoN stockholders will have an aggregate basis for the Zydeco common stock and Zydeco preferred stock received in the Merger equal to the aggregate basis for the DataVoN common stock surrendered in exchange therefor.

        4. DataVoN stockholders will include the holding period for DataVoN common stock surrendered in the Merger in their holding period for the Zydeco common stock and Zydeco preferred stock received in the Merger, provided that the DataVoN shares surrendered were a capital asset in the hands of such holders within the meaning of section 1221 of the Code.

        5. DataVoN will not recognize any gain or loss as a result of the Merger.

We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

        Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in the applicable laws or facts and circumstances surrounding the Merger or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

        This opinion is rendered solely for your benefit in connection with the Merger. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                            Very truly yours,


                                            HEIN & ASSOCIATES LLP

                                                                       EXHIBIT C

                         [Andrews & Kurth Letterhead]



                                 May __, 2000


DataVoN Inc.
635 West Campbell Road, Suite 130
Richardson, Texas 75080

Gentlemen:

     We have acted as counsel to Zydeco Energy, Inc., a Delaware corporation (the "Company"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of May __, 2000, by and among the Company, DVN Acquisition Corporation, a Texas corporation which is a wholly owned subsidiary of the Company ("Merger Subsidiary"), and DataVoN Inc., a Texas corporation ("DataVoN") (as amended from time to time, the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Subsidiary shall be merged with and into DataVoN and the separate corporate existence of Merger Subsidiary shall thereupon cease. Shares of the Company's company stock, par value $.001 per share (the "Common Stock"), and the Company's preferred stock, par value $.001 per share (the "Preferred Stock"), will be issued and exchanged for shares of common stock of DataVoN, no par value (the "DataVon Shares"), in connection with the Merger (as defined below) contemplated by the Merger Agreement. The Preferred Stock will have voting rights and be convertible into Common Stock (the "Common Conversion Shares"). The acquisition contemplated by the Merger Agreement is hereinafter referred to as the "Merger." Capitalized terms defined in the Merger Agreement and used but not otherwise defined herein are used herein as so defined.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement. As used herein "to our knowledge" means the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Merger Agreement. We have assumed the validity and binding effect of the Merger Agreement including the choice of law provisions under the law of the State of Texas.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Company and its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to own, lease and operate its properties and to carry on their business as now being conducted.

     2. The Company and Merger Subsidiary have all requisite corporate power and authority to execute and deliver the Merger Agreement and to perform their obligations thereunder. The execution, delivery and performance of the Merger Agreement by the Company and Merger Subsidiary and the consummation by the Company and Merger Subsidiary of the transactions contemplated by the Merger Agreement have been duly authorized by all necessary corporate action. The Merger Agreement has been duly and validly executed and delivered by the Company and Merger Subsidiary.

     3. The execution and delivery of the Merger Agreement, the consummation of the Merger and other transactions contemplated thereby and compliance by the Company with any of the provisions thereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company and its Subsidiaries,
(ii) any of the terms, conditions or provisions of any document, agreement or other instrument to which the Company or its Subsidiaries are a party or by which they are bound of which we are aware, (iii) any Texas law, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or its Subsidiaries of which we are aware.

     4. The Common Stock is duly authorized. Upon the issuance and delivery of the Common Stock to the registered holders of DataVon Shares in exchange for DataVon Shares, in accordance with the terms of the Merger Agreement, the Common Stock will be validly issued, fully paid and non-assessable.

     5. The Preferred Stock is duly authorized. Upon the issuance and delivery of the Preferred Stock to the registered holders of DataVon Shares in exchange for shares of DataVon Shares, in accordance with the terms of the Merger Agreement, the Preferred Stock will be validly issued, fully paid and non-assessable.

     6. Upon stockholder approval of an increase in the authorized shares of the Common Stock, the Common Conversion Shares will be duly authorized. Upon the issuance of the Preferred Stock pursuant to the Merger Agreement, and upon the issuance and delivery of the Common Conversion Shares to the registered holders of the Preferred Stock in exchange for the Preferred Stock, in accordance with the terms of the Merger Agreement and the terms of the Preferred Stock, the Common Conversion Shares will be validly issued, fully paid and non-assessable.

     7. Shares of the Common Stock which may be issued from time to time upon the exercise of outstanding options ("Options") and warrants ("Warrants") of Zydeco ("Option/Warrant Shares") are duly authorized. Upon the issuance and delivery of the Option/Warrant Shares to the registered holders of the Zydeco Options and Warrants, in accordance with the terms of the applicable Zydeco Option agreements and Zydeco Warrant agreements, the Option/Warrant Shares will be validly issued, fully paid and non-assessable.

     8. No consent, approval, waiver, license or authorization or other action by or filing with any Delaware corporate, Texas state or federal governmental authority is required in connection with the execution and delivery by the Company and Merger Subsidiary of the Merger Agreement or the consummation by the Company of the transactions contemplated thereby, except for (i) the filing with the Secretary of State of the State of Texas of the Articles of Merger, (ii) the filing of the Certificate of Designations with the State of Delaware, and (iii) those already obtained. All filings have been made with the Texas Secretary of State to cause the Merger to be effectuated under the Texas Business Corporation Act.

     The opinions expressed herein are limited to the laws of the State of Texas, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                       Very truly yours,


                                       ANDREWS & KURTH

                                   EXHIBIT D

                          CERTIFICATE OF DESIGNATIONS

                                      OF

                   POWERS, RIGHTS, PREFERENCES, PRIVILEGES,

                 QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS

                    OF SERIES A CONVERTIBLE PREFERRED STOCK

                                      OF

                             ZYDECO ENERGY, INC.,

                            A Delaware corporation


     Sam B. Myers certifies that:

     A. He is the duly elected and acting President and Corporate Secretary of Zydeco Energy, Inc., a Delaware corporation (the "CORPORATION").

     B. The Certificate of Incorporation authorizes the directors to adopt resolutions fixing the rights, preferences, restrictions and other matters of wholly unissued series of Preferred Stock, and pursuant to this authority given by the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

          WHEREAS, the Certificate of Incorporation of the Corporation provides for the Preferred Stock, consisting of 1,000,000 shares issuable from time to time in one or more series;

          WHEREAS, the Board of Directors of the Corporation is authorized to fix by resolution or resolutions the classes or series of Preferred Stock to have such designations and powers, rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon the Preferred Stock or any class or series thereof;

          WHEREAS, the Corporation has no issued or outstanding shares of Preferred Stock; and

          WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate 7,190 shares of the Preferred Stock as "SERIES A CONVERTIBLE SENIOR PREFERRED STOCK" and to fix the powers, rights, preferences, privileges, qualifications, limitations and restrictions relating to such series of Preferred Stock.

          RESOLVED, that the Board of Directors hereby fixes the designation and the number of shares constituting, and the powers, rights, preferences, privileges, qualifications, limitations and restrictions relating to, the Series A Convertible Preferred Stock as follows:

1. DESIGNATION. This series of Preferred Stock shall be designated "Series A Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK").

2. NUMBER OF SHARES AND PAR VALUE. The number of shares constituting the Series A Preferred Stock shall be equal to 7,190. Each share of the Series A Preferred Stock shall have a par value of $.001.

3. RELATIVE SENIORITY. The Series A Preferred Stock shall, in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, rank (a) pari passu with the Common Stock (as defined below) of the Corporation and with any other class or series of stock of the Corporation, the terms of which specifically provide that such class or series shall rank pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation; and (b) junior to any other class or series of stock of the Corporation, the terms of which specifically provide that such class or series shall rank senior to the Series A Preferred Stock in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation. The term "COMMON STOCK" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation.

4. NO LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of any series of Preferred Stock, having a priority on liquidation superior to that of the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to participate with the Common Stock in all of the remaining assets of the Corporation available for distribution to its stockholders, ratably with the holders of Common Stock in proportion to the number of shares of Common Stock held by them, assuming for each holder of Series A Preferred Stock on the record date for such distribution that each holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series A Preferred Stock then held by such holder are then convertible. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Section 4, shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

5. VOTING RIGHTS. Except as otherwise required by law, each share of outstanding Series A Preferred Stock shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number (including any fraction) of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. Except as otherwise required by law or by this Certificate, the holders of shares of Common Stock and Series A Preferred Stock shall vote together and not as separate classes.

6. DIVIDENDS AND DISTRIBUTIONS. If any dividend or other distribution payable in cash, securities or other property, including a dividend payable in shares of Common Stock, is declared on the Common Stock, each holder of shares of Series A Preferred Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series A Preferred Stock then held by such holder are then convertible. No dividend or other distribution shall be declared or paid on the Common Stock unless an equivalent dividend or other distribution that satisfies this Section 6 is declared or paid on the Series A Preferred Stock.

7. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows:

    (a) Optional Conversion. The holder of each share of Series A Preferred Stock shall have the right (the "CONVERSION RIGHT"), at such holder's option, to convert such share at any time, without cost, on the terms of this Section 7, into the number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio that is in effect at the time of conversion; provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion. The initial "CONVERSION RATIO" for the Series A Preferred Stock is 1,000. The Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 7.

    (b) Mandatory Conversion. Upon the occurrence of an Increase in Authorized Common Stock, each outstanding share of Series A Preferred Stock shall automatically be converted, without cost, on the terms set forth in this Section into the number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio that is in effect at the time of conversion. An "INCREASE IN AUTHORIZED COMMON STOCK" shall be deemed to occur upon effectiveness of a filing in the office of the Secretary of State of Delaware of an amendment to (or amendment and restatement of) the Certificate of Incorporation of the Corporation that increases the number of authorized shares of Common Stock to a sufficient number (after taking into account all shares reserved for issuance by the Board of Directors) so as to enable the conversion of all outstanding shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio then in effect.

    (c) Mechanics of Conversion.

        (i) Optional Conversion. A holder of any share of Series A Preferred Stock may exercise the Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, together with a written notice to the Corporation which shall state: (A) that such holder elects to convert the same; and (B) the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to the holder of such shares a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Common Stock. If the certificate evidencing the Series A Preferred Stock being converted shall also evidence shares of Series A Preferred Stock not being converted, then the Corporation shall also deliver to the holder of such certificate a new stock certificate evidencing the Series A Preferred Stock not converted. The conversion of any shares of Series A Preferred Stock shall be deemed to have been made immediately prior to the close of business on the date that the shares of Series A Preferred Stock to be converted are surrendered to the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Any dividends or distributions declared but unpaid at the time of conversion with respect to the Series A Preferred Stock so converted, including any dividends declared on the Common Stock to which the Series A Preferred Stock is entitled pursuant to Section 6 above, shall be paid to the holder of Common Stock issued upon conversion of the Series A Preferred Stock upon the payment date therefore.

               The Corporation shall give written notice to each holder of a share of Series A Preferred Stock promptly upon the liquidation, dissolution or winding up of the Corporation, and not more than fifty
        (50) nor less than twenty (20) days before the anticipated date of consummation of any acquisition of the Corporation or any sale of all or substantially all of the assets of the Corporation and no such acquisition of the Corporation or sale of assets shall be effective until such notice shall have been given.

        (ii) Mandatory Conversion. The Corporation shall give written notice to each holder of a share of Series A Preferred Stock within ten (10) days after the effectiveness of an Increase in Authorized Common Stock. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Upon such surrender, the Corporation shall issue and deliver to each holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Common Stock.

               The conversion of shares of Series A Preferred Stock shall be effective simultaneously with the effectiveness of an Increase in Authorized Common Stock, whether or not the certificates representing such shares of Series A Preferred Stock shall have been surrendered or new certificates representing the shares of Common Stock into which such shares have been converted shall have been issued and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Any dividends or distributions declared but unpaid at the time of a mandatory conversion with respect to the Series A Preferred Stock so converted, including any dividends declared on the Common Stock to which the Series A Preferred Stock is entitled pursuant to Section 6 above, shall be paid on the payment date therefore.

        (d) Adjustment of Conversion Ratio. The Conversion Ratio for each share of Series A Preferred Stock and the kind of securities issuable upon the conversion of any share of Series A Preferred Stock shall be adjusted from time to time as follows:

            (i) Subdivision or Combination of Shares. If the Corporation at any time effects a subdivision or combination of the outstanding Common Stock, the Conversion Ratio shall be increased, in the case of a subdivision, or decreased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

            (ii) Reclassification, Consolidation or Merger. If at any time, as a result of (A) a capital reorganization or reclassification (other than a subdivision or combination which gives rise to an adjustment of the Conversion Ratio pursuant to Section 7(d)(i)); or (B) a merger or consolidation of the Corporation with another corporation (whether or not the Corporation is the surviving corporation), the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Corporation or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Series A Preferred Stock (or of any securities into which the Series A Preferred Stock is changed or for which the Series A Preferred Stock is exchanged), so that: (x) the holders of Series A Preferred Stock or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Series A Preferred Stock immediately prior to such capital reorganization, reclassification, merger, or consolidation, and (y) the Series A Preferred Stock or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this
        Section 7(d). No consolidation or merger in which the Corporation is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section 7(d)(ii). The provisions of this Section 7(d)(ii) shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

            (iii) Other Action Affecting Common Stock. If at any time the Corporation takes any action affecting its Common Stock which, in the opinion of the Board of Directors of the Corporation, would have an adverse effect upon the Conversion Rights of the Series A Preferred Stock and the foregoing conversion ratio adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the Conversion Rights, then the Conversion Ratio and the kind of securities issuable upon the conversion of Series A Preferred Stock shall be adjusted to preserve, without dilution, the Conversion

        Rights in such manner and at such time as the Board of Directors of the Corporation may in good faith determine to be equitable in the circumstances.

            (iv) Notice of Adjustments. Whenever the Conversion Ratio or the kind of securities issuable upon the conversion of any one of or all of the Series A Preferred Stock shall be adjusted pursuant to Sections 7(d)(i) - (iii) above, the Corporation shall make a certificate signed by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation made any determination hereunder), and the Conversion Ratio and the kind of securities issuable upon the conversion of the Series A Preferred Stock after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each holder of Series A Preferred Stock promptly after each adjustment.

        (e) Full Consideration. All shares of Common Stock which shall be issued upon the conversion of any Series A Preferred Stock (which is itself fully paid and non-assessable) will, upon issuance, be fully paid and non-assessable. The Corporation will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common Stock which shall be issued upon the conversion of any Series A Preferred Stock will, upon issuance and without cost to the recipient, be free from all pre-emptive rights, taxes, liens and charges with respect to the issue thereof.

        (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

        (g) Cancellation of Series A Preferred Stock. No share of Series A Preferred Stock acquired by the Corporation upon conversion, redemption or purchase shall be reissued and all such shares shall be canceled, retired and returned to the status of authorized and unissued shares of undesignated preferred stock. The Corporation may take such appropriate corporate action to reduce the authorized number of Series A Preferred Stock accordingly.

8. PROTECTIVE PROVISIONS. In addition to any other rights provided by law, so long as at least one share of Series A Preferred Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock voting together as a single class:

        (a) amend or repeal any provision of the Corporation's Certificate of Incorporation, Bylaws or this Certificate of Designations if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

        (b) increase or decrease (other than by conversion) the total number of authorized shares of Series A Preferred Stock;

        (c) create or issue any series or class, reclassify any authorized capital stock of the Corporation into stock of any series or class, increase the authorized or issued amount of any class or series of stock, or authorize, create, issue or reclassify any obligation or security convertible or exchangeable into or evidencing a right to purchase capital stock of any class or series, that ranks prior to the Series A Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up;

        (d) issue any Common Stock after the date on which Series A Preferred Stock has been last issued and sold, whether or not subsequently reacquired or retired by the Corporation, for a consideration per share less than fair market value of the Common Stock (as determined in good faith by the Board of Directors of the Corporation) at such issuance or deemed issuance other than: (1) shares of Common Stock issued in transactions giving rise to


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

adjustments under Sections 7(d)(i) or (ii) above, (2) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, or (3) shares issued upon the conversion of Convertible Securities (as defined below) if the issuance of such Convertible Securities did not violate Section 8(e) below;

        (e) issue any Convertible Securities with respect to which the Effective Price is less than the fair market value of the Common Stock (as determined in good faith by the Board of Directors of the Corporation), at such issuance or deemed issuance. "CONVERTIBLE SECURITIES" means all rights or options for the purchase of, or stock or other securities convertible into, Common Stock (other than Common Stock issued for the purposes set forth in Sections 8(d)(1) or (2) above) or other Convertible Securities, whenever and each time issued. The "EFFECTIVE PRICE" with respect to any Convertible Securities means the result of dividing: (1) the sum of (x) the total consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus (y) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of such Convertible Securities (assuming that the full amount of securities issuable upon exercise or conversion are issued), plus (z) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities, by: (2) the maximum number of Common Stock (other than Common Stock issued for the purposes set forth in Sections 8(d)(1) or (2) above) issuable upon exercise or conversion of such Convertible Securities or of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities; or

        (f) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

9. SEVERABILITY OF PROVISIONS. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations, and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     C. The authorized number of shares of Preferred Stock of the Corporation is 1,000,000 and the number of shares constituting the Series A Convertible Preferred Stock, consisting of the shares authorized hereby, is 7,190.

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

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of _________ ___, 2000, on behalf of the Corporation, and certify under penalty of perjury that this is the act and deed of the Corporation, and that the facts stated herein are true.

                              ZYDECO ENERGY, INC.


                              By:
                                 ----------------------------------


ATTEST:

----------------------------------









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

                                   EXHIBIT E

                    DIRECTORS AND OFFICERS OF ZYDECO AS OF
                              THE EFFECTIVE TIME


Zydeco Energy, Inc.        Hugh D. Simpson    President, Chief Executive Officer
                                              and Secretary

                           Hugh D. Simpson    Chairman of the Board and Sole
                                              Director


Zydeco Exploration, Inc.   Hugh D. Simpson    President, Chief Executive Officer
                                              and Secretary

                           Hugh D. Simpson    Chairman of the Board and
                                              Director

                           Sam B. Myers, Jr.  Director

                           Phillip A. Tuttle  Director


Wavefield Image, Inc.      Hugh D. Simpson    President, Chief Executive Officer
                                              and Secretary

                           Hugh D. Simpson    Chairman of the Board and Sole
                                              Director




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